EXHIBIT 99.1

AMENDED ITEM 1. BUSINESS OF MMC’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004

Marsh & McLennan Companies, Inc. ("MMC"), is a global professional services firm with origins dating from 1871 in the United States. MMC is the parent company of various subsidiaries and affiliates that provide clients with analysis, advice and transactional capabilities in the fields of risk and insurance services, investment management and consulting and human resource services. As discussed in Note 1 of the Notes to MMC’s consolidated financial statements attached as Exhibit 99.4 to MMC’s Current Report on Form 8-K dated June ☐, 2005, MMC established a new reportable segment, Risk Consulting and Technology, consisting of Kroll, Inc., which was acquired by MMC in July 2004, and portions of the risk consulting business previously managed by Marsh, effective January 1, 2005. Services related to the business previously managed by Marsh include: forensic accounting and litigation support; business continuity management; mass tort and complex liability mitigation; and comprehensive data services for the management of insurance, claims and legal data. Also effective January 1, 2005, Putnam’s defined contribution administration business was transferred from Putnam (Investment Management) to Mercer Human Resource Consulting (Consulting). Accordingly, the following business discussion has been updated to reflect these organizational changes.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" attached as Exhibit 99.3 to MMC’s Current Report on Form 8-K dated June ☐, 2005 for a discussion of MMC's revenues and operating income by industry segment for each of the last three fiscal years.

Risk and Insurance Services

MMC's risk and insurance services are provided by its subsidiaries and their affiliates as broker, agent or consultant for insureds, insurance underwriters and other brokers on a worldwide basis in the areas of:

•	risk management and insurance broking,
•	reinsurance broking and services,
•	related insurance services.

Risk management and consulting, insurance broking and insurance program management services are provided for businesses, public entities, associations, professional services organizations and private clients under the Marsh name. Reinsurance broking, catastrophe and financial modeling services and related advisory functions are conducted for insurance and reinsurance companies principally under the Guy Carpenter name. Underwriting management and wholesale broking services are performed for a wide range of clients under various names, the largest of which is Crump. Claims and associated productivity services are provided by Sedgwick Claims Management Services. In addition, MMC Capital provides services principally in connection with originating, structuring and managing insurance, financial services and other industry-focused investments. On February 28, 2005, MMC signed a letter of intent providing for the transfer of MMC Capital's business, including the management of the Trident Funds, to a company to be formed by MMC Capital’s senior management, including its chairman and chief executive officer. On May 31, 2005, MMC announced that it had completed the transfer of MMC Capital’s business.

Marsh. Marsh serves clients with risk and insurance services in more than 100 countries in all principal regions of the world where insurance business is conducted. These clients are engaged in essentially all of the major areas of manufacturing and services found in the world economy. Business clients range from prominent worldwide corporations to mid-size and small businesses and professional service organizations. Marsh's clientele also includes government agencies, high-net-worth individuals, and individuals served through affinity groups and employer-based programs.

The services provided by Marsh's operating units include the identification, analysis, estimation, mitigation, financing and transfer of risks that arise from client operations and assets. These client risks relate to damage to property, various liability exposures, and other factors that could result in financial loss, including large and complex risks that require access to world insurance and financial markets. Risks addressed go beyond traditional property-liability areas to include a widening range of exposures. Examples of these risks include employment practices liability, the launch and operation of rockets and spacecraft, the development and operation of technology resources (such as computers, communications networks and websites), the theft or loss of intellectual property, copyright infringement, the remediation of environmental pollution, exposures related to mergers and acquisitions, the interruption of revenue streams derived from leasing and credit operations, political risks and various other financial, strategic and operating exposures.

Marsh's subsidiaries provide a broad spectrum of services requiring expertise in multiple disciplines: identifying, estimating and mitigating risk; conducting negotiations and placement transactions with the worldwide insurance and capital markets; gaining knowledge of specific insurance product lines and technical aspects of client operations, industries and fields of business; performing actuarial analyses; and understanding the regulatory and legal environments of various countries. Once client risks are identified, Marsh provides advice on addressing those exposures, including structuring programs for retaining, mitigating, financing, and transferring the risks in combinations that vary according to the risk profiles, requirements and preferences of clients.

Specific professional functions provided by Marsh in the risk management and mitigation process include loss-control services, placement of client risks with the worldwide insurance and capital markets (risk transfer), development of alternative risk financing methods and establishment and management of specialized insurance companies owned by clients ("captive insurance companies"). Marsh and its subsidiaries also provide insurance support services such as claims collection, claims advocacy, injury management, claims administration, and other insurance and risk related services.

Marsh operates principally through the offices of its subsidiaries and affiliates in various countries around the world. In certain countries, correspondent relationships are maintained with unaffiliated firms.

Marsh's Affinity and Private Client Practices business unit provides advice and program services to corporate and association clients globally and to individual clients in the United States. Marsh's Affinity practice provides associations with the design, marketing, and administration of a variety of insurance-related products purchased by the association members. The Affinity practice also offers services and administration to corporations for employee voluntary payroll deduction programs and insurance- and benefit-related programs. Marsh's Private Client Services practice markets specialized risk and insurance programs to high net worth individuals and family offices. Marsh's Financial Services practice offers key-person and executive benefit programs, as well as planning and wealth preservation solutions for affluent individuals.

Marsh provides underwriting management services to insurers in the United States, Canada and the United Kingdom, primarily for professional liability coverages. Marsh also provides wholesale broking services, consisting of specialized placement services for affiliated and unaffiliated brokers, in the United States and United Kingdom. These underwriting management and wholesale broking services are provided under various names apart from Marsh.

Sedgwick Claims Management Services, a majority-owned subsidiary of Marsh, is a leading provider of various claims and productivity management solutions to North American clients. It provides claims administration and related services principally for workers' compensation, employers' liability, general liability, automobile liability, and short and long term disability claims.

Guy Carpenter. Guy Carpenter, its subsidiaries and affiliates provide reinsurance services to insurance and reinsurance companies and other risk assumption entities. An insurance or reinsurance company client may seek reinsurance or other risk-transfer financing on all or a portion of the risks it insures. Acting as a broker or intermediary on all classes of reinsurance, Guy Carpenter principally addresses treaty reinsurance, which concerns an entire class of business, and facultative reinsurance, which focuses selectively on individual risks, for property and casualty lines. Guy Carpenter also provides reinsurance solutions in various specialty practice areas such as professional liability, medical malpractice, agriculture, marine, accident & health, life & annuity, and alternative risk transfer. These reinsurance services include providing advice, placing coverages with reinsurance markets, arranging risk-transfer financing with capital markets, claims and run-off services. Guy Carpenter also provides its clients with numerous related services such as actuarial, financial and regulatory consulting, portfolio analysis, advanced catastrophe modeling through its Instrat® unit. Guy Carpenter's offices are located principally in North and South America, Europe and Asia Pacific.

MMC Capital. MMC Capital is a private equity firm that manages investments and committed capital of more than $2 billion. During the past ten years, MMC Capital has targeted investments in the insurance and financial services industries as the investment manager of the Trident Funds, which consist of The Trident Partnership formed in 1994, Trident II formed in 1999 and Trident III formed in 2003. Investors in these funds include MMC Capital's corporate parent and other investors.

MMC Capital's investment activities date back to the mid-1980s when MMC was instrumental in sponsoring several Bermuda-based insurance and reinsurance companies, including ACE Limited, XL Capital Ltd., Centre Reinsurance Holdings Limited and Mid Ocean Limited. More recently, MMC Capital helped to develop an additional source of insurance and reinsurance capacity after the September 11, 2001 terrorist attacks through the formation of AXIS Capital Holdings Limited.

As a result of the foregoing activities, subsidiaries and affiliates of MMC may have direct or indirect investments in insurance and reinsurance companies, including entities at Lloyd's, which are considered for client placements by MMC's insurance and reinsurance brokerage businesses.

On February 28, 2005, MMC signed a letter of intent providing for the transfer of MMC Capital's business, including the management of the Trident Funds, to a company to be formed by MMC Capital’s senior management, including its chairman and chief executive officer. On May 31, 2005, MMC announced that it had completed the transfer of MMC Capital’s business. MMC will maintain a strategic alliance with the acquisition company and continue certain of its investments in the Trident Funds. However, MMC will have no role in decisions regarding investments or dispositions by the Trident Funds. In addition, MMC may maintain its investments in certain insurance and reinsurance companies.

Compensation for Services.

The revenue attributable to MMC's risk and insurance services consisted primarily of fees paid by clients, commissions and fees paid by insurance and reinsurance companies, and compensation for billing and related services in the form of interest income on funds held in a fiduciary capacity for others, such as premiums and claims proceeds. Revenue in 2004 also included market service fees from insurers earned prior to October 1, 2004.

Revenue generated by risk and insurance services depends on the value to clients of the services provided. These revenues are affected by premium rate levels in the property and casualty and employee benefits insurance markets, since compensation is frequently related to the premiums paid by insureds. In many cases, compensation may be negotiated in advance on the basis of the estimated value of the services to be performed. Revenue is also affected by fluctuations in the amount of risk retained by insurance and reinsurance clients themselves and by insured values, the development of new products, markets and services, new and lost business, merging of clients (including insurance companies that are clients in the reinsurance intermediary business) and the volume of business from new and existing clients, as well as by the level of interest realized on the investment of fiduciary funds, and foreign exchange rate fluctuations.

Market services revenue had been part of the overall compensation for Marsh’s services in 2004. Effective October 1, 2004, Marsh agreed to eliminate contingent compensation agreements with insurers. No such compensation will be earned for placements made after October 1, 2004.

Commission rates vary in amount depending upon the type of insurance or reinsurance coverage provided, the particular insurer or reinsurer, the capacity in which the broker acts and negotiations with clients. In some cases, clients pay Marsh fees for brokerage or advisory services. Occasionally, commissions are shared with other brokers that have participated in placing insurance or servicing insureds.

The investment of fiduciary funds is governed by the applicable laws or regulations of insurance authorities of the states in the United States and in other jurisdictions in which MMC's subsidiaries do business. These laws and regulations typically govern the manner in which such funds must be segregated and limit the type of investments that may be made with such funds. The amount of funds invested and interest rates vary from time to time.

Compensation for risk and insurance services also was received by MMC Capital in connection with the organization, structuring and management of insurance, financial services and other industry-focused investments, including fees and dividends, as well as appreciation or depreciation that has been recognized on holdings in such entities.

Risk Consulting & Technology

Risk Consulting and Technology, consists of Kroll, Inc. (“Kroll”), which was acquired by MMC in July 2004, and portions of the risk consulting business previously managed by Marsh, effective January 1, 2005. Services related to the business previously managed by Marsh include: forensic accounting and litigation support; business continuity management; mass tort and complex liability mitigation; and comprehensive data services for the management of insurance, claims and legal data.

Kroll. Kroll provides various risk consulting and related risk mitigation services to corporate, government, institutional and individual clients. These risk consulting services fall into four main business groups: (1) corporate advisory and restructuring services, (2) consulting services, (3) technology services and (4) background screening services. Kroll provides corporate advisory and restructuring services to financially troubled companies throughout North America and Europe. These services are provided in the areas of corporate restructuring and operational turnaround, strategic advice, financial crisis management and corporate finance. Kroll provides independent consulting services that are free from the audit conflicts incurred by major accounting firms. These services include business and financial investigations, forensic accounting, business valuation, litigation consulting, due diligence, litigation intelligence, asset tracing and analysis, market intelligence, intellectual property and infringement investigations, corporate security consulting and emergency management. In its technology services business area, Kroll provides electronic discovery, data recovery and computer forensics services, risk technologies, along with related software solutions. Kroll’s background screening services group provides employee and vendor background investigations, credit screening and substance abuse testing.

Compensation for Services. Risk Consulting and Technology compensation for the various risk consulting and related work mitigation services consists of fees paid by clients. Such fees are typically charged on an hourly, project, or fixed fee basis, and sometimes on a per service or per unit basis.

Revenue is recognized as the services are performed pursuant to the applicable contractual arrangements. Revenue related to time and materials arrangements is recognized in the period in which the services are performed. Revenue from standard hourly rate engagements is recognized as hours are incurred and revenue from standard daily rate arrangements is recognized at amounts represented by the agreed-upon billing amounts as incurred. Revenue related to fixed price arrangements is recognized based upon the achievement of certain milestones or progress points within the project plan. Revenue provided from credit services is recognized when the information is delivered to the customer, either electronically or by other means. The impact of any revisions in estimated total revenue and direct contract costs is recognized in the period in which they become known. Expenses incurred by professional staff in the generation of revenue are billed to the client and included in revenue. Kroll records either billed or unbilled accounts receivable based on case-by-case invoicing determinations. Revenue from sales of software is recognized when shipped, with the exception of royalty-based products, for which revenue is recognized as applicable royalty reports are received. Software revenue is stated net of estimated customer returns and allowances. Kroll recognizes contingent fees as earned, i.e., upon satisfaction of all conditions to their payment.

Consulting

Under the Mercer name, subsidiaries and affiliates of MMC, separately and in collaboration, provide consulting and human resource (“HR”) outsourcing services from locations around the world, primarily to business organizations, in the areas of:

Mercer Human Resources Consulting
•	Retirement & Investment Consulting
•	HR Services & Investments
•	Health & Benefits
•	Human Capital

Mercer’s Specialty Consulting Businesses

•	Management Consulting
•	Organizational Change
•	Economic Consulting

Mercer Human Resource Consulting

Retirement & Investment Consulting.

Mercer Human Resource Consulting provides consulting advice to corporate, government and institutional clients in nearly 40 countries to help them develop, execute and measure their retirement, programs, policies and strategies.

Under the Mercer Investment Consulting name, the firm assists trustees of pension funds and other institutional investors in the selection of investment managers and investment strategies. In the U.S., Mercer Investment Consulting, through an NASD registered broker dealer affiliate and in connection with its investment consulting business, assists investment consulting clients in asset transitions when a new investment manager is selected. Mercer has closed this broker-dealer business in the first half of 2005.

In certain locations outside of the United States, Mercer Human Resource Consulting advises individuals in the investment and disposition of lump sum retirement benefits and other retirement savings and offers a retirement trust service which incorporates plan administration, trustee services and investment manager selection. As of December 31, 2004, retirement plan assets invested through the firm's Australian retirement trust totaled US$6.4 billion, representing the interests of about 146,000 participants.

HR Services & Investments.

Mercer Human Resource Consulting has an HR outsourcing business that helps clients administer their retirement, group benefits and other human resource programs. Effective January 1, 2005, Mercer's U.S. defined benefit plan and human resource administration business was combined with the administrative and trustee (or custodial) services previously conducted by Putnam Fiduciary Trust Company, a sister company, consisting of participant accounting and plan administration services for certain qualified contribution employee benefit plans (in particular 401(k) plans, certain defined benefit plans (cash-balance plans), employee stock purchase plans and certain non-qualified compensation plans). These businesses will be operated by newly-formed subsidiaries of Mercer, Inc. and will operate under the names Mercer HR Services and Mercer Trust Company. Compensation for these HR outsourcing services is received pursuant to service and trust or custodian contracts with plan sponsors. In the case of employee benefit plans, investment options are usually selected by the plan sponsors and may include Putnam mutual funds and other Putnam managed products, as well as employer stock and other non-Putnam investments.

During 2004 Mercer in the U.S. established a “funds-of-managers” business marketed initially as Mercer Directed Investment Services and now known as Mercer Global Investments. A funds-of-managers business entails utilizing multiple third party investment managers selected by Mercer to invest client assets. Commencing in 2005, most client assets are expected to be invested in either investment companies subadvised by multiple investment managers or in a group trust maintained by Mercer Trust Company, described below. During 2005, Mercer plans to extend its funds-of-managers business to countries other than the U.S. In Australia, Mercer already operates funds-of-managers as part of its Mercer retirement trust offering. Total assets under management as of December 31, 2004 in the funds-of-managers structure were approximately $309 million in the U.S. and US$6.4 billion in Australia.

Health & Benefits.

During 2004 it was announced that the health care and group benefit activities of Marsh and Mercer will be combined under varying organizational structures and time tables globally. It is currently anticipated that the combination will be substantially completed during 2005, but that timing is dependent on local legal requirements, including insurance licensing. When complete, Mercer's Health and Benefits business is expected to operate in approximately 60 countries.

Compensation & Other HR Consulting.

Consultants similarly help clients understand their human capital, or workforce, practices in a systemic way and develop strategies and programs to utilize their human capital to their competitive advantage. Mercer also helps clients understand, calibrate and align their compensation, performance systems and other human capital practices to optimize business performance.

Mercer Specialty Consulting Businesses

Mercer Management Consulting provides advice and assistance on issues of business strategy and operational execution, primarily to large corporations in North America, Europe Asia and Australia. Consultants help clients anticipate and realize future sources of value growth based on insights into rapidly changing customer priorities, economics and markets. Mercer Management Consulting also assists its clients in the implementation of their strategies. Under the Mercer Oliver Wyman name, Mercer Management Consulting provides risk and strategy consulting, primarily to clients in the financial services sector, as well as actuarial consulting services to insurance companies, government entities and other organizations. Under the Lippincott Mercer name, Mercer Management Consulting advises leading corporations on issues relating to brand, corporate identity and image.

Mercer Delta Organizational Consulting, with offices in North America and Europe, works with senior executives and chief executive officers of major corporations and other institutions on organizational design and leadership of organizational change.

National Economic Research Associates ("NERA") serves law firms, corporations, trade associations and governmental agencies, from offices in the United States, Europe, Asia and Australia. NERA provides research and analysis of economic and financial issues arising in competition, regulation, finance, public policy, litigation and management. NERA's auction practice advises clients on the structuring and operation of large scale auctions, such as telecommunications spectrum auctions. NERA also advises on transfer pricing.

Compensation for Services. The major component of Mercer's revenue is fees paid by clients for advice and services. A smaller percentage of revenue is in the form of commissions received from insurance companies for the placement of individual and group insurance contracts, primarily life, health and accident coverages. The investment consulting practice receives compensation based on fees for service and sometimes is compensated based on assets under management. Revenue for the discretionary investment management business (Mercer Global Investments and the Australian trust business) is based principally on fees calculated as a percentage of assets under management. A relatively small amount of revenue was derived in 2004 from brokerage commissions in connection with a registered securities broker-dealer.

Revenue in the consulting business is affected by, among other things, economic conditions around the world, including changes in clients' industries and markets. Furthermore, revenue is subject to the introduction of new products and services, broad trends in employee demographics, the effect of government policies and regulations, market valuations, and interest and foreign exchange rate fluctuations. Revenues from the provision of discretionary investment management services and retirement trust and administrative services are significantly affected by changes in bond and stock market valuations.

Investment Management

Investment management and related services are provided by Putnam Investments Trust and its subsidiaries. Putnam has been engaged in the investment management business since 1937, with its principal offices in Boston, Massachusetts. Putnam also has offices in London and Tokyo. Putnam provides individual and institutional investors with a broad range of both equity and fixed income investment products and services, invested domestically and globally. These products and services, designed to meet varying investment objectives, afford Putnam's clients the opportunity to allocate their investment resources among various investment products as changing worldwide economic and market conditions warrant.

Investment Management Services. Putnam's investment management services, which are performed principally in the United States, include securities investment advisory and management services consisting of investment research and management, and accounting and related services for a group of publicly-held investment companies. As of December 31, 2004, there were 110 such funds (the "Putnam Funds") registered under the Investment Company Act of 1940, including 14 closed-end investment companies whose shares are traded on various major domestic stock exchanges. A number of the open-end funds serve as funding vehicles for variable insurance contracts. Investment management services are also provided on a separately managed or commingled basis to individuals, corporate profit-sharing and pension funds, state and other governmental and public employee retirement funds, university endowment funds, charitable foundations, collective investment vehicles (both U.S. and non-U.S.) and other domestic and foreign institutional accounts.

The majority of Putnam's assets under management are derived from U.S. individuals and institutions. In recent years Putnam has been expanding its international client base on a selective basis through joint ventures and the development of products such as offshore funds. Many international markets are well developed and have established investment management firms. It may be difficult for Putnam to establish businesses abroad whose profitability equals that of its business in the U.S.

Putnam has a minority interest in Thomas H. Lee Partners ("THL"), a private equity investment firm, from which Putnam receives equity income, including management and transactions fees. In addition, Putnam and THL formed a joint venture entity, TH Lee, Putnam Capital in which Putnam owns a 25% interest. THL and TH Lee, Putnam Capital offer private equity and alternative investment funds for institutional and high-net-worth investors. Putnam is also an investor in certain of those funds.

During 2004, Putnam acquired an additional 30% of the voting stock of PanAgora Asset Management, Inc. (“PanAgora”), increasing its voting ownership to 80%. PanAgora, which was established in 1989, manages quantitative and fixed-income investments for institutional clients. As a direct result of this transaction, Putnam’s reported assets under management increased by approximately $8 billion.

Assets managed by Putnam, on which management fees are earned, aggregated approximately $213 billion and $240 billion as of December 31, 2004 and 2003, respectively, invested both domestically and globally. Average assets under management were approximately $217 billion and $258 billion for 2004 and 2003, respectively. Mutual fund assets aggregated $143 billion at December 31, 2004 and $163 billion at December 31, 2003. Institutional account assets aggregated $70 billion at December 31, 2004 and $77 billion at December 31, 2003. Assets held in equity securities at December 31, 2004 represented 69% of assets under management, compared with 72% in 2003 and 73% in 2002, while investments in fixed income products represented 31%, compared with 28% in 2003 and 27% in 2002. Assets from non-U.S. investors aggregated approximately $38 billion and $39 billion at December 31, 2004 and 2003, respectively. At May 31, 2005 assets under management were $196 billion.

The investment management services provided to the Putnam Funds and institutional accounts are performed pursuant to advisory contracts, which provide for fees payable to the Putnam company that manages the account. The amount of the fees varies depending on the individual mutual fund or account and is usually based upon a sliding scale in relation to the level of assets under management and, in certain instances, is also based on investment performance. Such contracts automatically terminate in the event of their assignment, generally may be terminated by either party without penalty and, as to contracts with the Putnam Funds, continue in effect only so long as approved, at least annually, by their shareholders or by the Putnam Mutual Funds' Trustees (“Trustees”), including a majority who are not affiliated with Putnam. Amendments to fund advisory contracts must be approved by fund shareholders. "Assignment" includes any direct or indirect transfer of a controlling block of voting stock in Putnam or MMC. The management of Putnam and the Trustees regularly review the fund fee structure in light of fund performance, the level and range of services provided, industry conditions and other relevant factors. A reduction in management fees payable under these contracts and/or the termination of one or more of these contracts could have a material adverse effect on Putnam's results of operations.

Putnam Fiduciary Trust Company. A Putnam subsidiary, Putnam Fiduciary Trust Company (“PFTC”), a Massachusetts trust company, serves as transfer agent, dividend disbursing agent, registrar and custodian for the Putnam Funds and provides custody services to several external clients. PFTC receives compensation from the Putnam Funds for such services pursuant to written investor servicing agreements which may be terminated by either party on 90 days' notice, and pursuant to written custody agreements which may be terminated by either party on 30 days' notice. These contracts generally provide for compensation on the basis of several factors which vary with the type of service being provided. Effective July 1, 2004, the compensation paid under the contracts for transfer agent services was amended from a cost of service structure to a fixed fee structure for the remainder of 2004. An additional amendment, effective January 1, 2005, changed the transfer agent servicing fee to a fixed rate per retail shareholder account and a fixed rate service fee based on assets under management for mutual fund defined contribution shareholders. Included in the amendments, PFTC will incur certain expenses, including sub-transfer agent fees and communications costs, previously borne directly by the Putnam Funds. PFTC assumes the financial responsibility and risks associated with changes in these expenses. In addition, PFTC provides administrative and trustee (or custodial) services, including transfer agent services for individual retirement accounts and other clients, for which it receives compensation pursuant to service and trust or custodian contracts with plan participants and the Putnam Funds.

Through December 31, 2004, PFTC also provided administrative and trustee (or custodial) services consisting of participant accounting and plan administration services for certain qualified contribution employee benefit plans (in particular 401(k) plans, certain defined benefit plans (cash-balance plans), employee stock purchase plans and certain non-qualified compensation plans), for which it received compensation pursuant to service and trust or custodian contracts with plan sponsors. In the case of employee benefit plans, investment options are usually selected by the plan sponsors and may include Putnam mutual funds and other Putnam managed products, as well as employer stock and other non-Putnam investments. Effective January 1, 2005, this defined contribution plan servicing business was transferred to newly-formed subsidiaries of Mercer, Inc., where it will operate under the names Mercer HR Services and Mercer Trust Company. Plan sponsors may continue to include Putnam mutual funds and other Putnam managed products as investment options for the employee benefit plans serviced by Mercer HR Services.

Putnam Retail Management Limited Partnership. Putnam Retail Management Limited Partnership ("PRM"), a Putnam subsidiary and a registered broker dealer and member of the National Association of Securities Dealers ("NASD"), acts as principal underwriter of the shares of the open-end Putnam Funds, selling primarily through independent broker/dealers, financial planners and financial institutions, including banks, and directly to certain large 401(k) plans and other institutional accounts. Shares of open-end funds are generally sold to investors at their respective net asset value per share plus a sales charge, which varies depending on the individual fund and the amount and class of shares purchased. In some cases the sales charge is assessed only if the shares are redeemed within a stated time period. In accordance with certain terms and conditions described in the prospectuses for these funds, certain investors are eligible to purchase shares at net asset value or at reduced sales charges, and investors may generally exchange their shares of a fund at net asset value for shares of another Putnam Fund without paying additional sales charges.

All open-end Putnam Funds other than a money market fund have adopted and put in place distribution plans pursuant to Rule 12b-1 under the Investment Company Act of 1940. Pursuant to these distribution plans, the Putnam Funds make payments to PRM to cover costs relating to distribution of the Putnam Funds and services provided to shareholders at rates that differ by class of shares. These payments enable PRM to pay service fees and other continuing compensation to firms that provide services to Putnam Fund shareholders and distribute shares of the Putnam Funds. Some Rule 12b-1 fees are retained by PRM as compensation for the costs of distribution and other services provided by Putnam and its affiliates to shareholders and for commissions advanced by Putnam at the point of sale (and recovered through fees received over time) to firms that distribute shares of the Putnam Funds. These 12b-1 distribution plans, and payments made by the Putnam Funds thereunder, are subject to annual renewal by the Trustees and to termination by vote of the shareholders of the Putnam Funds or by vote of a majority of the Trustees who are not affiliated with Putnam. Failure of the Trustees to approve continuation of the Rule 12b-1 plans for Class B (deferred sales charge) shares would have a material adverse effect on Putnam's business and results of operations. The Trustees also have the ability to reduce the level of 12b-1 fees paid by a fund or to make other changes that would reduce the amount of 12b-1 fees received by Putnam. Such changes could have a material adverse effect on Putnam's business and results of operations.

Compensation for Services. Putnam's revenue is derived primarily from investment management and 12b-1 fees received from the Putnam Funds and investment management fees for institutional accounts. Investment management revenues depend largely on the total value and composition of assets under management. Assets under management and revenue levels are particularly affected by fluctuations in domestic and international stock and bond market prices, the composition of assets under management and by the level of investments and withdrawals for current and new fund shareholders and clients. U.S. equity markets showed modest appreciation in 2004, following substantial growth in the second half of 2003. Prior to the second half of 2003, US equity markets declined steadily for over three years. In 2004, assets under management continued to be adversely affected by, and may continue to be adversely affected in the future by, increased redemptions in response to the underperformance of certain Putnam funds relative to competing products in the mutual fund marketplace and the market timing related issues and other events that gave rise to the administrative proceedings brought by the Securities and Exchange Commission ("SEC") and the Massachusetts Secretary of the Commonwealth in the fourth quarter of 2003. These proceedings and the settlement thereof are discussed in more detail in Note 15 to the Consolidated Financial Statements attached as Exhibit 99.4 to MMC’s Current Report on Form 8-K dated June 28, 2005. Items affecting revenue also include, but are not limited to, actual and relative investment performance, service to clients, the development and marketing of new investment products, the relative attractiveness of the investment style under prevailing market conditions, changes in the investment patterns of clients and the ability to maintain investment management and administrative fees at current levels.

Revenue levels are sensitive to all of the factors above, but in particular to significant changes in bond and stock market valuations and net flows into and out of Putnam’s funds. Fluctuations in the prices of stocks will have an effect on equity assets under management and may influence the flow of monies to and from equity funds and accounts. Fluctuations in interest rates and in the yield curve have a similar effect on fixed income assets under management and may influence the flow of monies to and from fixed-income funds and accounts.

Regulation

The activities of MMC are subject to licensing requirements and extensive regulation under the laws of the United States and its various states, territories and possessions, as well as laws of other countries in which MMC's subsidiaries operate. These laws and regulations are primarily intended to benefit clients and mutual fund investors.

MMC's four business segments depend on the validity of, and continued good standing under, the licenses and approvals pursuant to which they operate, as well as compliance with pertinent regulations.

In all jurisdictions the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and similar matters. Possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specified periods of time, revocation of licenses, censures, redress to clients and fines. In some instances, MMC follows practices based on its interpretations, or those generally followed by the industry, of laws or regulations, which may prove to be different from those of regulatory authorities. Accordingly, the possibility exists that MMC may be precluded or temporarily suspended from carrying on some or all of its activities or otherwise fined or penalized in a given jurisdiction.

No assurances can be given that MMC's risk and insurance services, risk consulting and technology, consulting or investment management activities can continue to be conducted in any given jurisdiction as they have been in the past.

Risk and Insurance Services. While laws and regulations vary from location to location, every state of the United States and most foreign jurisdictions require an insurance broker or agent (and in some cases a reinsurance broker or intermediary) or insurance consultant, managing general agent or third party administrator, to have an individual and/or company license from a governmental agency or self-regulatory organization. In addition, certain of MMC's risk and insurance activities are also governed by investment, securities and futures licensing and other regulatory authorities. A few jurisdictions issue licenses only to individual residents or locally-owned business entities. In some of these jurisdictions, if MMC has no licensed subsidiary, MMC may maintain arrangements with residents or business entities licensed to act in such jurisdiction. Also, in some jurisdictions, various insurance related taxes may also be due either by clients directly or from the broker. In the latter case, the broker customarily looks to the client for payment.

Risk Consulting and Technology. Certain risk consulting and investigative activities engaged in by Kroll are licensed and regulated at the federal, state and local level in the U.S. and abroad. Many of these activities also involve the use of data from outside sources including third party vendors and governmental records. Changes in, or the implementation of new, laws and regulations, particularly relating to privacy, could interfere with access to and use of such data. A substance abuse testing laboratory owned by a Kroll subsidiary is certified on the federal level and licensed in a number of states.

Consulting. Mercer's largest service area, retirement-related consulting, is subject to pension law and financial regulation in many countries, including regulation by the Financial Services Authority in the UK. In addition, the provision of services related to brokerage activities, merger and acquisition assistance, trustee services, investment matters (including advice to individuals on the investment of personal pension assets and assumption of discretionary investment management responsibilities) and the placing of individual and group insurance contracts subjects Mercer Human Resource Consulting subsidiaries to insurance, investment or securities regulations and licensing in various jurisdictions.

Investment Management. Putnam's securities investment management activities are subject to regulation in the United States by the SEC and other federal, state and self regulatory authorities, in the United Kingdom and Japan by their respective national securities regulatory authorities, and in certain other countries in which it does business. Investment advisers with mutual fund and institutional clients are subject to extensive new SEC regulations, and may become subject to additional SEC regulations in the future, which might entail substantial new administrative obligations and associated costs and compliance risks for Putnam.

Putnam's officers, directors and employees may from time to time own securities, which are also held by the Putnam Funds or institutional accounts. Putnam's internal policies with respect to individual investments require prior clearance and reporting of transactions and restrict certain transactions so as to reduce the possibility of conflicts of interest.

To the extent that existing or future regulations or regulatory actions affecting the sale of Putnam fund shares or other investment products or their investment strategies, cause or contribute to reduced sales of Putnam fund shares or investment products or impair the investment performance of the Putnam Funds or such other investment products, Putnam's aggregate assets under management and its revenues might be adversely affected. Changes in regulations affecting the free movement of international currencies might also adversely affect Putnam.

Competitive Conditions

Principal methods of competition in risk and insurance services and consulting include the quality and types of services and products that a broker or consultant provides its clients and their cost. Risk consulting and technology faces competition from local, regional, national and international firms that provide similar services in the fields of accounting, corporate advisory and restructuring services, investigative and security services, consulting and technology services. Putnam competes with other providers of investment products and services primarily on the basis of the range of investment products offered, the investment performance of such products, the manner in which such products are distributed, the scope and quality of the shareholder and other services provided, and its general reputation in the marketplace. Sales of Putnam fund shares are also influenced by general securities market conditions, government regulations, global economic conditions and advertising and sales promotional efforts. All of these businesses also encounter strong competition from both public corporations and private firms in attracting and retaining qualified employees.

Risk and Insurance Services. The combined insurance and reinsurance broking services business of MMC is the largest of its type in the world.

MMC encounters strong competition in the risk and insurance services business from other insurance brokerage firms which also operate on a nationwide or worldwide basis, from a large number of regional and local firms in the United States, the European Union and in other countries and regions, from insurance and reinsurance companies that market and service their insurance products without the assistance of brokers or agents and from other businesses, including commercial and investment banks, accounting firms and consultants that provide risk-related services and products.

Certain insureds and groups of insureds have established programs of self insurance (including captive insurance companies), as a supplement or alternative to third-party insurance, thereby reducing in some cases the need for insurance placements. There are also many other providers of affinity group and private client services, including specialized firms as well as insurance companies and other institutions.

MMC Capital competes with other organizations that set up private equity funds to structure and manage investments in the insurance industry. These organizations include insurance companies, brokers and other market participants. As disclosed above, on February 28, 2005, MMC signed a letter of intent providing for the transfer of MMC Capital's business, including the management of the Trident Funds, to a company to be formed by MMC Capital’s senior management. On May 31, 2005, MMC announced that it had completed the transfer of MMC Capital’s business.

Risk Consulting and Technology. Kroll’s corporate advisory and restructuring group faces competition from national and international accounting firms and specialist recovery firms. Kroll’s consulting services group faces competition from local, regional, national and international accounting firms and forensic accounting, litigation support, investigative and other specialist and consulting firms. Kroll’s technology services group faces competition from small, independent service providers and technology companies.

Consulting. Mercer, one of the largest global consulting firms, is a leader in many of its businesses. Mercer Human Resource Consulting is the world's largest human resources consulting organization.

MMC's consulting and HR outsourcing businesses face strong competition from other privately and publicly held worldwide and national companies, as well as regional and local firms. Competitors include independent consulting and outsourcing firms as well as consulting and outsourcing operations affiliated with accounting, information systems, technology and financial services firms. The employee benefit plan administrative and trustee business of Putnam Fiduciary Trust Company that was recently combined with Mercer’s HR outsourcing business was adversely affected in 2004 by the market timing related issues and other events that gave rise to the administrative proceedings brought by the SEC and the Massachusetts Secretary of the Commonwealth in the fourth quarter of 2003. These events, as well as continued underperformance of certain Putnam funds relative to competing products in the mutual fund marketplace, may continue to adversely affect the combined HR outsourcing businesses in the future. Mercer’s investment services face competition from many sources, including funds-of-managers operated by other investment consulting firms and financial institutions. Mercer’s recently established funds-of-managers business, in particular, faces significant competition from entrenched rivals with greater experience in that market. For most of the services provided by Mercer, clients also have the option of handling these issues internally without assistance from outside advisors.

Investment Management. Putnam Investments is one of the largest investment management firms in the United States. The investment management business is highly competitive. In addition to competition from firms already in the investment management business, including public and private firms, commercial banks, stock brokerage and investment banking firms, and insurance companies, there is competition from other firms offering financial services and other investment alternatives. Although Putnam Investments has expanded its marketing and distribution outside the U.S., it competes in non-U.S. markets with local and global firms, many of whom have much larger investment management businesses in their respective non-U.S. markets. Putnam’s competitive position continued to be adversely affected in 2004, and may continue to be adversely affected in the future, by the underperformance of certain Putnam funds relative to competing products in the mutual fund marketplace.

Many securities dealers, whose large retail distribution systems play an important role in the sale of shares in the Putnam Funds, also sponsor competing proprietary mutual funds. To the extent that such securities dealers value the ability to offer customers a broad selection of investment alternatives, they will continue to sell independent funds, notwithstanding the availability of proprietary products. However, to the extent that these firms limit or restrict the sale of Putnam fund shares through their brokerage systems in favor of their proprietary mutual funds, assets under management might decline and Putnam's revenues might be adversely affected. In addition, a number of mutual fund sponsors presently market their funds to the general public without sales charges. Certain firms also offer passively managed funds such as index funds to the general public.

In 2004, Putnam's competitive position was adversely affected, and may continue to be adversely affected in the future, by the market timing related issues and other events that gave rise to the administrative proceedings brought by the SEC and the Massachusetts Secretary of the Commonwealth in the fourth quarter of 2003. These proceedings and the settlement thereof are discussed in more detail in Note 15 to the Consolidated Financial Statements attached as Exhibit 99.4 to MMC’s Current Report on Form 8-K dated June 28, 2005. The management team at Putnam is committed to restoring Putnam's reputation for reliability and integrity. Any further damage to Putnam's reputation could have a material adverse effect on Putnam.

Segmentation of Activity by Type of Service and Geographic Area of Operation.

Financial information relating to the types of services provided by MMC and the geographic areas of its operations is incorporated herein by reference to Note 16 of the Notes to Consolidated Financial Statements attached as Exhibit 99.4 to MMC’s Current Report on Form 8-K dated June 28, 2005. MMC's non-U.S. operations are subject to the customary risks involved in doing business in other countries, including currency fluctuations and exchange controls.

Employees

As of March 31, 2005, MMC and its consolidated subsidiaries employed about 62,500 people worldwide, of whom approximately 37,200 were employed by subsidiaries providing risk and insurance services, approximately 4,700 were employed by subsidiaries providing risk consulting and technology services, approximately 3,350 were employed by subsidiaries providing investment management services, approximately 16,650 (including approximately 1,300 employees transferred to Mercer HR Services and Mercer Trust Company on January 1, 2005) were employed by subsidiaries providing consulting services, and approximately 600 were employed by MMC.

Executive Officers of MMC

The executive officers of MMC are elected annually. As of February 28, 2005, the following individuals were executive officers of MMC:

Michael A. Beber, age 45, is senior vice president and chief strategic development officer of MMC, a position he has held since January 2005. From February 1999 through January 2005, Mr. Beber was executive vice president for strategic development of Kroll Inc. From July 2004 through January 2005 he was also president of Kroll’s Background Screening Group. From August 1991 to January 1999, Mr. Beber was a principal with Kroll Lindquist Avey, which Kroll acquired in June 1998. Prior to joining Lindquist Avey, Mr. Beber was a partner with BDO LLP, a senior manager with KPMG Peat Marwick, and a senior accountant with PriceWaterhouse.

Peter J. Beshar, age 43, is senior vice president, general counsel and corporate secretary of MMC. Before joining MMC in November of 2004, Mr. Beshar was a litigation partner in the law firm of Gibson, Dunn & Crutcher LLP. Mr. Beshar joined Gibson, Dunn & Crutcher in 1995 after serving as an Assistant Attorney General in the New York Attorney General’s office.

Francis N. Bonsignore, age 58, is senior vice president, executive resources & development of MMC. He previously served as senior vice president, human resources & administration from 1990 through June 2001. Immediately prior thereto he was partner and national director, human resources for PriceWaterhouse.

Mathis Cabiallavetta, age 60, is chairman of MMC International and a member of MMC’s International Advisory Board. Prior to joining MMC in 1999, Mr. Cabiallavetta was chairman of the board of UBS A.G., a company he joined in 1971. Mr. Cabiallavetta is a director of Altria Group, Inc., HBM BioVentures AG and the Swiss American Chamber of Commerce.

Michael G. Cherkasky, age 54, is president and chief executive officer of MMC. He is also chairman and chief executive officer of Marsh Inc., MMC's risk and insurance services subsidiary. Prior to being named to his current positions in October 2004, Mr. Cherkasky was president and chief executive officer of Kroll Inc., the global risk consulting company acquired by MMC in July 2004. Since then, he had also been responsible for Marsh's Risk Consulting Practice. Mr. Cherkasky joined Kroll in 1994, rising to the position of president and chief executive officer in 2001. Prior to joining Kroll, Mr. Cherkasky spent 16 years in the criminal justice system, including serving as chief of the Investigations Division for the New York County District Attorney's Office.

Charles A. Davis, age 56, is chairman and chief executive officer of MMC Capital. He joined MMC Capital as president in 1998, was named chief executive officer in 1999 and chairman in 2002. He was vice chairman of MMC from 1999 to 2004. Prior to joining MMC, Mr. Davis was a partner of Goldman Sachs Group L.P., a firm he joined in 1975. Mr. Davis is a director of Axis Capital Holdings Limited, Media General, Inc., Progressive Corporation and Merchants Bancshares, Inc.

Simon Freakley, age 43, is president and chief executive officer of Kroll Inc., a position he has held since October 2004.  Mr. Freakley was previously a director of Kroll Inc. since June 2003 and head of Kroll’s Consulting Group since April 2004.  He was president of Kroll’s Corporate Advisory & Restructuring Group from September 2002 until its consolidation with Kroll’s Consulting Services Group in April 2004.  From 1996 until his appointment as Kroll’s CEO, Mr. Freakley was also managing partner of Kroll Ltd. (previously Kroll Buchler Phillips and Buchler Phillips), Kroll’s U.K.-based corporate advisory and restructuring subsidiary.  Mr. Freakley joined Buchler Phillips in 1992, and in 1999, the firm was acquired by Kroll.

E. Scott Gilbert, age 49, is senior vice president and chief compliance officer of MMC. Prior to joining MMC in January 2005, he was the chief compliance counsel of the General Electric Company since September 2004. Prior thereto, he was counsel, litigation and legal policy at GE. Between 1986 and 1992, when he joined GE, he served as an Assistant United States Attorney for the Southern District of New York.

Charles E. Haldeman, age 56, is president and chief executive officer of Putnam Investments. Mr. Haldeman joined Putnam in October 2002 as senior managing director and co-head of Investments. He was named president and chief executive officer in November 2003. Before joining Putnam, Mr. Haldeman was president and chief executive officer of Delaware Investments from 2000 to 2002, president and chief operating officer of United Asset Management Corporation from 1998 to 2000, and a partner and director of Cooke & Bieler, Inc. from 1974 to 1998.

David J. Morrison, age 57, is president and chief executive officer of Mercer Management Consulting (“Mercer MC”). Prior to assuming his current position in November 2002, he was vice chairman of Mercer MC since January 2000. From July 1998 to December 1999 he served as head of Mercer MC’s Strategic Capabilities Group. Mr. Morrison joined Mercer MC as vice president in December 1997 when Mercer acquired Corporate Decisions, Inc., of which he was the president and a significant shareholder. Mr. Morrison has been a member of the Mercer, Inc. board of directors since January 2000.

Michael A. Petrullo, age 36, is senior vice president and chief administrative officer of MMC. After MMC’s acquisition of Kroll in July 2004, Mr. Petrullo became chief financial officer for the risk consulting businesses of Marsh and Kroll until assuming his current position with MMC in January 2005. Mr. Petrullo was chief operating officer and executive vice president of Kroll Inc. from December 2002 to July 2004. Prior thereto, he was deputy chief operating officer of Kroll from June through December of 2002, the acting chief financial officer of Kroll from November 2001 to June 2002, and vice president and controller of Kroll from August 2001 to November 2001. He was vice president–finance of Kroll’s Investigations and Intelligence Group from February 1999 until August 2001. He joined Kroll Associates in 1995, serving as assistant controller through February 1998.

Brian M. Storms, age 50, is president and chief executive officer of Mercer Human Resource Consulting, which he joined in August of 2004 as vice chairman. Prior to joining Mercer, he served as president since 2001 and then as chief executive officer since July 2002 of UBS Global Asset Management, Americas. Prior thereto, he was president of Mitchell Hutchins, the asset management subsidiary of Painewebber, from 1999 until UBS AG’s acquisition of Paine Webber Group Inc. in November 2000. From 1996 through 1999 Mr. Storms was president of Prudential Investments.

Sandra S. Wijnberg, age 48, is senior vice president and chief financial officer of MMC, a position she has held since joining the Company in January 2000. From 1997 through 1999, Ms. Wijnberg was senior vice president and treasurer of Yum! Brands, Inc. (formerly Tricon Global Restaurants, Inc.). Prior thereto, Ms. Wijnberg spent three years with PepsiCo, Inc., last serving as senior vice president and chief financial officer of its KFC Corporation division.

Salvatore D. Zaffino, age 60, is chairman and chief executive officer of Guy Carpenter & Company, Inc. Prior to becoming chairman in 1999, Mr. Zaffino served as chairman and chief executive officer of Sedgwick Re North America from 1993 to 1998, when Sedgwick Group plc, its parent company, was acquired by MMC. From 1985 to 1993, he was chairman of Crump Re, an organization he founded and continued to manage until its merger with Sedgwick Re.

In connection with the transfer of the business of MMC Capital to the management team of MMC Capital on May 31, 2005, Mr. Charles A. Davis became chief executive officer of the newly independent organization and therefore is no longer an executive officer of MMC. In addition, as of the end of May, 2005 Mr. Fran Bonsignore is no longer an executive officer of MMC.

Available Information.

MMC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, MMC files its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to such reports, with the SEC. MMC makes these reports available free of charge through its website, www.mmc.com, as soon as reasonably practicable after they are filed with the SEC. The public may read and copy such materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC, 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, such as MMC; the address of that site is http://www.sec.gov.

MMC also posts on its website the following documents with respect to corporate governance:

•	Guidelines for Corporate Governance;
•	Code of Business Conduct and Ethics;
•	Procedures for addressing complaints and concerns of employees and others; and
•	the charters of the Audit Committee, Compensation Committee and Directors & Governance Committee of the Board of Directors.

All of the above documents are available in printed form to any MMC stockholder upon request.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Marsh & McLennan Companies, Inc. and its subsidiaries (“MMC”) and their representatives may from time to time make verbal or written statements (including certain statements contained in this report and other MMC filings with the Securities and Exchange Commission and in our reports to stockholders) relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning the matters raised in the complaint filed by the New York Attorney General’s Office stating a claim for, among other things, fraud and violations of New York State antitrust and securities laws, the complaint filed by the Connecticut Attorney General and numerous other investigations being conducted by other state attorneys general and state superintendents or commissioners of insurance, elimination of market services agreements (“MSA”), the new business model of Marsh Inc., the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, revenues, expenses, earnings and cash flow, capital structure, existing credit facilities, and access to public capital markets including commercial paper markets, pension funding, market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, claims, lawsuits and other contingencies, and matters relating to MMC's operations and income taxes.

Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning current and future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by forward-looking statements that we make include:

•

the impact of litigation and regulatory proceedings brought by the New York Attorney General’s Office, and the Connecticut Attorney General's office and other federal and state regulators and law enforcement authorities concerning insurance and reinsurance brokerage operations.

•

the impact of class actions, derivative actions and individual suits brought by policyholders and shareholders (including MMC employees) asserting various claims, including claims under U.S. securities laws, ERISA, RICO, unfair business practices and other common law or statutory claims,

•	loss of producers or key managers,
•	inability to negotiate satisfactory compensation arrangements with insurance carriers or clients,
•	inability to reduce expenses to the extent necessary to achieve desired levels of profitability,
•	inability to collect previously accrued MSA revenue,
•	changes in competitive conditions,
•	changes in the availability of, and the market conditions and the premiums insurance carriers charge for, insurance products,
•	mergers between client organizations,
•	insurance or reinsurance company insolvencies,
•	the impact of litigation and other regulatory matters stemming from market-timing issues at Putnam,
•	changes in worldwide and national equity and fixed income markets,
•	actual and relative investment performance of the Putnam mutual funds,
•	the level of sales and redemptions of Putnam mutual fund shares,
•	Putnam’s ability to maintain investment management and administrative fees at current levels,
•	the ability of MMC to successfully access the public capital markets to meet long term financing needs,
•	the continued strength of MMC’s relationships with its employees and clients,
•	the ability to successfully integrate acquired businesses and realize expected synergies,
•	changes in general worldwide and national economic conditions,
•	the impact of terrorist attacks,
•	changes in the value of investments made in individual companies and investment funds,
•	fluctuations in foreign currencies,

•	actions of regulators and law enforcement authorities,
•	changes in interest rates or the inability to access financial markets,
•	adverse developments relating to claims, lawsuits and contingencies,
•	prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and
•	the impact of other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.